                     OPERATING AGREEMENT AND OTHER COVENANTS

BETWEEN:

I. MULTIPONTO TELECOMUNICACOES LTDA., a civil limited liability company organized and existing under the laws of the Federative Republic of Brazil, with head offices in the City of Rio de Janeiro, State of Rio de Janeiro, at Av. Presidente Wilson, 231, 28th floor (part), registered as taxpayer under CGC number. 086.982.675 /0001-07, herein represented by its duly empowered attorney-in-fact Mr. EDUARDO PENIDO MONTEIRO, Brazilian, married, engineer, resident and domiciled in the City of Rio de Janeiro, State of Rio de Janeiro, with identity card number 1029543 issued by SSP-BA, registered as taxpayer under CPF number 094323965-68, hereinafter referred to simply as "PERMISSION HOLDER";

AND

II. PAGING NETWORK DO BRASIL S.A., a corporation, organized and existing under the laws of the Federative Republic of Brazil, with head offices in the City of Sao Paulo, State of Sao Paulo, at Rua Alexandre Dumas, number 1711, registered as taxpayer under CGC/MF No. 01.126.946/0001-61, herein represented by its Officers Mr. Thomas Crane Trynin, American citizen, single, business administrator, bearer of identity card No. V192319-I and CPF No. 214308398-05 and Mr. Marco Antonio Fregenal, Brazilian citizen, married, business administrator, bearer of identity card No. 35355458-5 and CPF 214170768-49, hereinafter referred to simply as "OPERATOR";

WHEREAS:

      1. Among the governmental directives applicable to the Communications Sector, stands out the need for diversification of the telecommunications services, for improvement of their quality and expansion of such services, at the level of a greater participation of the private sector, to the benefit of the final user;

      2. The PERMISSION HOLDER is the holder of Permissions granted by the Ministry of Communications for the exploitation of Paging Services ("Servico Especial de Radiochamada") (the "Services"), for the purpose of being rendered to third parties, for the term of fifteen (15) years, renewable for an equal period, in accordance with the provisions of Ordinances issued by the Minister of Communications Numbers 497, 498, 499, 500, 501, 502, 503 and 504, all dated as of July 18, 1994, and published in the Official Gazette of July 22, 1994, except for Ordinance No. 502 which was published in the Official Gazette of Jully 25, 1994, which are attached hereto as Exhibit I (the "Permissions");

      3. Having in view the amplification of the rendering of the services in the Brazilian territory the PERMISSION HOLDER has requested the Ministry of Communications the transformation of the Permissions into Permissions to National Restricted Exploitation (solely National Restricted Permissions, and together with the Permissions, also "Permissions") according to Ordinance No. 579/94, of August 2, 1994;

      4. The PERMISSION HOLDER wishes to broaden its activity in the market, providing an efficient and competitive service to the Subscribers (as hereinafter defined) and, therefore, wishes to have the cooperation of an entity with technical capability and with the necessary financial resources, in the resale and operation of the Services;

      5. The OPERATOR is a company with capital to invest in the installation, operation and provision of the Services, as well as know-how and technical capability to operate and provide the respective resale to the Subscribers, so as to cooperate with the PERMISSION HOLDER in providing an efficient and competitive service to the Subscribers;

      6. The provisions of the Specific Telecommunications Rule ("Norma Especifica de Telecomunicacoes" - NET) No. 05/DNPV, approved by Ordinance No. 257/91, of October 23, 1991, which expressly foresees in its item 27.3 that the holders of permissions of Paging Services may utilize other entities as resellers of their Services, by means of mutual operating agreements;

      7. The parties wish to formalize the above referred agreement, regulating their respective rights and obligations with respect to the resale and operation of the Services,

the parties have agreed to enter into this Operating Agreement and Other Covenants (the "Agreement"), in accordance with the clauses and conditions specified below:

Clause One: DEFINITIONS AND INTERPRETATION


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The following terms shall have the following meanings for all purposes of this
Agreement and such meanings shall be equally applicable to both the singular and the plural forms of the terms defined:

      1.1. "Paging Services" or "Servico Especial de Radiochamada" shall mean the special telecommunications service with the purpose of transmitting specially codified call signals, addressed to Subscribers of the service, through the systems of tone and transmission of information by sound, numeric and alpha numeric displays.

      1.2. "Permissions" shall mean the Ordinances which granted permission for the exploitation of Paging Services Numbers 497, 498, 499, 500, 501, 502, 503 and 504, published in the Official Gazette of July 22, 1994, except for Ordinance No. 502 which was published in the Official Gazette of July 25, 1994, which are attached hereto as
            Exhibit I and are an integral part of this instrument, as if the contents thereof were transcribed in full herein, as well as all and any Ordinances that may be published in the Official Gazette granting Permissions to National Restricted Exploitation, or other modalities of exploitation.

      1.3. "Services" shall mean the Paging Services ("Servico Especial de Radiochamada") to be resold by the Operator hereunder.

      1.4. "Subscribers" shall mean the users of the Services which have entered into a Subscription Agreement.

      1.5. "Subscription Agreement" shall mean the agreement with respect to the rendering of Services, entered into between the Subscribers and the PERMISSION HOLDER prior to the date of this Agreement, as well as new agreements to be entered into between future Subscribers and the OPERATOR, by means of the grant of authority hereunder to the OPERATOR, as well as the procurement and follow-up of requests or proposals or execution thereof by the OPERATOR.

      1.6. "Territory" shall mean the Service areas specified in Ordinances 497, 498, 499, 500, 501, 502, 503 and 504/94, collectively considered, and comprehends all extensions and modalities of exploitation that may be permitted or licensed, including but not limited to, local and national extensions:

             1.6.1. Ordinance 497 covers the localities of Sao Paulo, Santo
                   Andre, Sao Bernardo do Campo, Diadema, Sao Caetano do Sul, Guarulhos, Osasco, Barueri e Maua, all in the State of Sao Paulo, having as service area 3,307 Km^2 in the frequency of 931 MHz, channel 931,7625 MHz;


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

             1.6.2. Ordinance 498 covers the localities of Belo Horizonte,
                   Contagem and Betim, all in the State of Minas Gerais, having as service area 2.932 Km^2 in the frequency of 931 MHz, channel 931,7625 MHz;

             1.6.3. Ordinance 499 covers the localities of Porto Alegre, Guaiba,
                   Alvorada, and Canoas, all in the State of Rio Grande do Sul, having as service area 706 Km^2 in the frequency of 931 MHz, channel 931,7625 MHz;

             1.6.4. Ordinance 500 covers the localities of Recife, Olinda and
                   Jaboatao, all in the State of Pernambuco, having as service area 572 Km^2 in the frequency of 931 MHz, channel 931,7625 Mhz;

             1.6.5. Ordinance 501 covers the locality of Curitiba, in the State of Parana, having as service area 580 Km^2 in the frequency of 931 MHz, channel 931,7625 MHz;

             1.6.6. Ordinance 502 covers the Distrito Federal having as service area 1.098 Km^2 in the frequency of 931 MHz, channel 931,7625 MHz;

             1.6.7. Ordinance 503 covers the locality of Salvador, in the State of Bahia, having as service area 315 Km^2 in the frequency of 931 MHz, channel 931,7625 MHz;

             1.6.8. Ordinance 504 covers the localities of Rio de Janeiro,
                   Niteroi, Sao Joao de Meriti and Nova Iguacu, all in the State of Rio de Janeiro, having as service area 4.129 Km^2 in the frequency of 931 MHz, channel 931,7625 MHz.

      1.7. "Service Trademark" shall mean the trademark utilized to identify the business as specified in Exhibt II.

Clause Two: PURPOSE

      2.1. The purpose of this private instrument is to regulate the conditions of the resale of Services by the OPERATOR, as well as the terms of the mutual Operating Agreement contracted hereby, and, specially, the obligations of the OPERATOR regarding the utilization of equipment and stations in accordance with the technical specifications approved, as well as with respect to the utilization of authorized equipment, technical characteristics of the Services and proper utilization of the spectrum inherent to the


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            operation, in order to improve and develop Paging Services in the
            Territory.

      2.2. The PERMISSION HOLDER hereby engages the OPERATOR as the exclusive reseller of its Services, the OPERATOR being hereby entrusted with the operation of such Services, it being further agreed that the PERMISSION HOLDER shall not itself be permitted to directly sell or operate any such Services, and shall hold the Permissions free and clear of any lien, claim, charge or encumbrance of any kind.

Clause Three: OBLIGATIONS OF THE OPERATOR

The following are obligations of the OPERATOR:

      3.1. To resell the Services by executing Subscription Agreements with the Subscribers, containing, essencially, the provisions mentioned in
            Exhibit III;

      3.2. To ensure the operations necessary for the rendering of the Services to all current and future Subscribers which have entered into a service agreement and which do so in the future;

      3.3. To ensure the above mentioned operation pursuant to standards of trustworthiness, quality, courtesy and continuity, in accordance with the technical characteristics inherent to the Service;

      3.4. To maintain specialized technical personnel for the assistance to Services to Subscribers and for the maintenance of the equipment used;

      3.5. To provide the stations on a permanent basis with the necessary equipment in accordance with high technological standards;

      3.6. To use solely certified equipment and in accordance with the approved technical authorizations and specifications, ensuring its permanent and adequate maintenance;

      3.7. To comply with any requirements made by the National Communications Secretariat ("Secretaria Nacional de Comunicacoes" - SNC) in connection with the Permissions, within the scope of its competence, within the term established by SNC;

      3.8 Not to use, order or consent to the use of the equipment or installation affected to the Services without compliance with the rules and conditions applicable to it;


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

      3.9. To allow access to the installations and equipment of any supervision agent of the SNC, duly identified, carrying out, respectively, an inspection or verification mission;

      3.10. To avoid the occurrence of interference harmful to other telecommunication or broadcasting services authorized and legally installed, as a result of the operation of a station or equipment;

      3.11. To promptly interrupt the functioning of a station, upon the receipt of notice from the PERMISSION HOLDER, in compliance with a determination of the Ministry of Communications necessitating such interruption;

      3.12. Not to create, in the carrying out of its activity, a situation dangerous to human life or to property;

      3.13. To provide the information required by SNC, for the purpose of verifying how the Service is being operated and the Subscribers assisted;

      3.14. To maintain an updated file of documents regarding the legal capacity, economic and financial capacity and technical operational capacity, including with respect to the equipment used in the operation, which shall be done according to the same terms of such regulatory requirement applied to the PERMISSION HOLDER;

      3.15. To assume full responsibility for the operation of the stations under its care, as well as for the good and efficient assistance to the Subscribers, undertaking to instruct its employees and officers of the obligation hereby undertaken;

      3.16. To maintain in strict confidentiality and secret the communications which take place by means of the equipment, networks or systems inherent to the contracted operation;

      3.17. To be responsible for all costs and charges arising from the resale and operation of the Services, including expenses with equipment, installation, maintenance, operation, modernization and financing;

      3.18. To assume full responsibility for the reselling of the services and for obtaining Subscribers, receiving and collecting the payment of the subscriptions, and giving receipts therefor.

      3.19. To assume, in general, full responsibility before the PERMISSION HOLDER for the acts and activities developed by it, which may result in any charges, encumbrances or damages to PERMISSION HOLDER, pursuant to clause 7 below.

Clause Four: RIGHTS OF THE OPERATOR

The rights of the OPERATOR are to carry all activities necessary to conduct the business and operation of the Services, including:

      4.1. To contract, sub-contract and take all the measures, operational or not, which it deems necessary for the fulfillment of its obligations with respect to the resale and operation of the Service and to the assistance to Subscribers, the OPERATOR being solely responsible for the costs and charges resulting from agreements it enters with third parties;

      4.2. To establish the value of the Services to be offered to the Subscribers regarding the initial sign up payment as well as the monthly fees;

      4.3.  To sell advertising space;

      4.4. To collect and administer subscription fees, monthly fees and other income related to the Services;

      4.5. To program and carry out in full the marketing policy and the sales effort with respect to the Services, promoting, advertising and marketing the Services to the general public;

      4.6.  To execute and to rescind Subscription Agreements; and

      4.7. To develop the clientele of the Service by means of the reference of Subscribers of its own indication, it being understood that the OPERATOR shall not be entitled to any additional remuneration in addition to the global remuneration provided for in Clause 8 below, by reason of the reference of its own Subscribers herein provided for.

Clause Five: OBLIGATIONS OF PERMISSION HOLDER

      5.1. The PERMISSION HOLDER grants to the OPERATOR, within the scope of this Agreement, the right to use all existing equipment and infra-structure inherent to the Service object of the mutual Operating Agreement contracted hereby, it being expressly understood that PERMISSION HOLDER shall not be entitled to any remuneration in addition to the global remuneration provided for in Clause 8 below, by reason of such assignment.

      5.2. The PERMISSION HOLDER shall comply with the requirements made by any competent governmental body or authority, within the term established by it, immediately notifying the OPERATOR of the action or information required from it to make such compliance possible. Notwithstanding the foregoing the OPERATOR undertakes to supply the PERMISSION HOLDER of any and all information, data, as well as to do any and all things which may be requested by SNC in connection with the Permissions.

      5.3. The PERMISSION HOLDER shall assume, before SNC, a punctually compliant and diligent behavior with respect to the legal, regulatory and specific requirements of the Ordinances by which the Permissions were granted.

      5.4. The PERMISSION HOLDER will comply with all laws, statutes, governmental regulations and all judicial or administrative tribunal orders, judgments, writs, injunctions, decrees or similar commands applicable to the grant of Permissions set forth in paragraph 2 and 3 of the preamble to this Agreement and shall not, by its action or inaction, adversely and materially affect the status of the Permissions.

      5.5. The PERMISSION HOLDER shall use its best efforts, at the Operator's expense, to obtain and maintain in full force and effect each Permission and shall timely file and prosecute all necessary applications for renewal and, when requested by, and at the expense of, the Operator, for the expansion, modification or otherwise of the Permissions. The Permission Holder shall not assign, transfer, sell, trade, dispose or otherwise encumber the Permissions.

      5.6. The PERMISSION HOLDER shall use its best efforts to provide the Operator with (i) copies of all correspondence with any governmental body or authority relating to the Permissions and (ii) access to all files and other documents regarding the legal capacity, economic and financial capacity and technical operational capacity maintained by the PERMISSION HOLDER.

      5.7. The PERMISSION HOLDER shall, if necessary and at the Operator's sole risk and expense, join the Operator in any litigation or other proceeding brought by or against the Operator relating to the Services or the Permissions, including to prevent any unauthorized individual or entity from transmitting signals that would interfere with the Operator's signals.


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

      5.8. The PERMISSION HOLDER shall supply to the OPERATOR all and any information, specially notices received from SNC, necessary for the compliance with the obligations which are incumbent upon the latter, including the access to documents relating to the Services, eventually in the possession of the former.

      5.9. The PERMISSION HOLDER undertakes neither to interfere in the OPERATOR'S commercial relationship with Subscribers nor to request the OPERATOR to rescind any Subscribers' Agreements with respect to the clientele developed as a result of the commercial and marketing efforts of the OPERATOR, except in the case of default of the Subscriber in the fulfillment of its obligations, that can adversely and materially affect the obligations and responsibilities of the PERMISSION HOLDER before the government under the applicable rules.

      5.10. The PERMISSION HOLDER hereby ackowledges the confidential character of the list of Subscribers developed as a result of the commercial and marketing efforts of the OPERATOR, as well as the OPERATOR'S exclusive ownership of and rights related to such list.

      5.11. The PERMISSION HOLDER hereby ackowledges the exclusive rights of the OPERATOR to the use and exploitation of the Service Trademark, at the OPERATOR's best will.

Clause Six: RIGHTS OF PERMISSION HOLDER

      6.1. The PERMISSION HOLDER reserves the functional power of supervising the good use of the spectrum inherent to the operation of the Services;

      6.2. The PERMISSION HOLDER shall be promptly assisted and or indemnified by the OPERATOR, in the case of an administrative or judicial proceeding filed against it or in the case of any penalty or indemnity collected from it, provided that in any case such proceeding, penalty or indemnity results from the default of the OPERATOR in the fulfillment of its obligations herein provided for;

      6.3. The payment of the expenses and Claims as defined below incurred with any penalties and indemnities resulting from a default of the OPERATOR shall be covered by the OPERATOR which for this purpose shall timely provide the PERMISSION HOLDER with the necessary amounts, upon request of the same.


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      6.4.  In the event the PERMISSION HOLDER advances the above referred amounts, it shall be reimbursed up to three business days after its advice to the OPERATOR, for the actual amount disbursed;

      6.5. It is expressly understood that the PERMISSION HOLDER has no obligation to make any such advance; and

      6.6. The PERMISSION HOLDER also has the right to be reimbursed by the OPERATOR for the reasonable expenses incurred by it, in connection with the acts performed at the request of or in the interest of the OPERATOR, arising from the provisions of this Agreement, provided they are duly evidenced by means of a detailed report and a supporting documentation.

Clause Seven: INDEMNITY

      7.1. The OPERATOR shall indemnify, reimburse and hold harmless the PERMISSION HOLDER, its officers, directors, agents, employees and/or attorneys-in-fact, from and against any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines and other sanctions (herein jointly referred to as "Claims"), and any reasonable attorney's fees in connection therewith, including any of the foregoing arising or imposed as a result of this Agreement, which may in any way arise or potentially arise or be related to the OPERATOR'S acts or omissions and or the operation of the Paging Services, including vis a vis the relationship of the OPERATOR and the Subscribers.

      7.2. Once payment is made to the party to be indemnified under the provision of this Clause, the OPERATOR shall be surrogated in all of the rights that the indemnified party might have against third parties, including the manufacturer of the equipment, if applicable.

      7.3. The obligation to indemnify provided for herein does not apply to any claims for which the PERMISSION HOLDER, its officers, directors, shareholders, agents, employees and/or attorneys-in-fact have contributed with willful intent or fault.

      7.4. The PERMISSION HOLDER shall indemnify the OPERATOR its officers, directors, agents, employees and/or attorneys-in-fact, in the event the Permissions are revoked or suspended, or in the event the resale and operation now agreed become impossible by reason of gross negligence of the PERMISSION HOLDER.


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

      7.5. In order to defend and preserve the Permissions, the OPERATOR shall determine the measures to be followed by the PERMISSION HOLDER, who shall act in accordance with the OPERATOR's determinations, to the extent such measures comply with all applicable laws and regulations.

Clause Eight: OPERATING INCOME, REMUNERATION

      8.1. The OPERATOR shall be entitled to the operating income generated by the resale and operation of the Services, especially income generated in connection with the contracts executed by the OPERATOR with the subscribers, but also including any income generated by the exploitation of ancilliary actvities, the PERMISSION HOLDER hereby assigning to the OPERATOR any rights it might be entitled to at any time with respect to such income.

      8.2. In view of the assignment above, the PERMISSION HOLDER, in any agreements it eventually comes to enter into with Subscribers, as a result of a regulatory requirement, shall notify such Subscribers of the assignment effected hereby, instructing them to make all payments directly to the OPERATOR, at the place designed by it.

      8.3. The OPERATOR undertakes the responsibility of providing all necessary documentation regarding the notification and instruction referred to in item 8.2. above, being the obligation of the PERMISSION HOLDER limited to signing whatever is necessary and proposed by the OPERATOR to accomplish item 8.2.

      8.4. For the grant of the operation and for the assignment of the rights arising from the agreements executed with the Subscribers, the PERMISSION HOLDER is receiving from the OPERATOR's share holders subscription bonds to purchase 2,5% (two and a half percent) of the common stock of the OPERATOR (pre-management dilution).

Clause Nine: TAXES

      9.1. The OPERATOR undertakes to pay all taxes which are directly or indirectly levied upon the operation and resale of the Services, as well as for the payment of any fees related thereto.

      9.2. The OPERATOR hereby undertakes to reimburse the PERMISSION HOLDER for all taxes and fees arising directly from the activities carried out by the OPERATOR, undertaking full responsibility for any penalties and/or late charges caused by it, no matter when this occurs, including beyond the term of this Agreement, except for income tax levied on the PERMISSION HOLDER other than income tax levied upon an indemnification paid by the OPERATOR to the PERMISSION HOLDER, according to Clause 7.

      9.3. The OPERATOR shall be responsible for any infringements and for any fiscal violations arising from the execution and performance of this Agreement.

      9.4. During the period this Agreement is in effect, in the event one of the parties acquires a fiscal exemption for the development of its activity, the other shall fulfill, as applicable, the accessory conditions necessary for such exemption.

Clause Ten: CONFIDENTIALITY

      10.1. It is hereby agreed that any and all information already supplied or which comes to be supplied by one party to the other as a result of this Agreement, specially those regarding the strategic-economic plan of the operation now contracted, are confidential, and each party shall and shall cause its representatives, agents, employees, servants and consultants, to keep any information provided to it by the other party in strict confidentiality, refraining from divulging such information in whole or in part, without the previous written consent of the other party.

      10.2. The parties agree as of now that they shall not be responsible for the violation of the confidentiality obligation provided for in this clause in the event of a legal or judicial determination which forces them to disclose to third parties information acquired within the scope of this instrument, as well as information which becomes public without their interference.

Clause Eleven: TERM

      11.1. This Agreement shall come into effect on the date of its execution and shall remain in effect with respect to the parties, for the term of fifteen (15) years, automatically renewable for successive fifteen (15) year periods, unless no later than 1 (one) year prior to the end of any term notice is given by either party that the Agreement will not be renewed, up to the maximum term equivalent to the term of effectiveness of the Permissions or its renewal.

      11.2. The parties may rescind this Agreement by mutual consent, provided the continuity of the services and the operation of the activities is ensured.

Clause Twelve: MUTUAL COOPERATION

The parties, within the strict compliance with their obligations and within the scope of the present instrument, shall cooperate with one another before the Ministry of Communications and other bodies of the Federal, State and Municipal Public Administrations.

Clause Thirteen: ASSIGNMENT AND TRANSFER

      13.1. The direct assignment or transfer of rights and obligations of the OPERATOR arising from this Agreement can only be performed without any consent from the PERMISSION HOLDER in addition to the consent already expressed herein, if to a company which is also an operator, provided it is affiliated with the OPERATOR, and further provided that such assignee or transferee specifically assumes such obligations.

      13.2. For purposes of this clause, "affiliated company" shall mean with respect to the OPERATOR, any and all associated companies as defined in article 243, first paragraph of the Law 6404/76 (Brazilian Corporation Law) or any company which, directly or indirectly, controls, is controlled by or is under common control with the OPERATOR at the time of the transfer and remains as an affiliated company throughout the term this Agreement is in effect.

      13.3. Notwithstanding the provisions of Clause 13.1. this Agreement and the rights and obligations of the OPERATOR arising hereunder may be assigned to any company that is acquiring all or substantially all of the assets of the OPERATOR with the consent of the PERMISSION HOLDER, which consent shall not be unreasonably withheld or delayed.


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

Clause Fourteen: REPRESENTATIONS AND WARRANTIES OF THE PARTIES

      14.1. Except as otherwise provided in this Section, each party represents and warrants to the other, as to itself that:

            (i) such party is a duly organized, validly existing and in good standing under the laws of Brazil;

            (ii) that the execution and delivery by such party of this Agreement, the consummation by such party of the transactions contemplated herein and compliance with the terms and provisions hereof are within such party's corporate powers, and do not and will not result in a violation of such party's charter or by-laws as currently in effect;

            (iii) this Agreement has been duly authorized, executed and delivered by such party and is a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as its enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general application affecting the enforcement of creditor's rights in general;

            (iv) according to the law, rules and regulations currently in force, and the current interpretation thereto, no consent, approval or authorization of any governmental authority is required in connection with the execution, conclusion or is actually enforcement of this Agreement;

            (v) the PERMISSION HOLDER represents and warrants that the Permissions were duly and validly issued in accordance with the applicable legislation and are in full force and effect, and that all of the conditions provided for in such Permissions and in the applicable regulations have been complied with in full, including but not limited to the compliance with the term for the start up of operations, as well as the technical characteristics of the Service provided for in the Certificate of Project Approval;

            (vi) the PERMISSION HOLDER represents and warrants that the Permissions are free and clear of any liens and encumbrances of any nature and that it has no knowledge of the existence of any claim or proceeding, judicial or administrative, aiming at modifying, suspending, revocating or terminating the Permissions;

            (vii) the PERMISSION HOLDER represents and warrants that its tax obligations have been fulfilled up to the present date, all income tax returns required by the tax authorities having been duly filed; and

            (viii) the PERMISSION HOLDER represents and warrants that it made the payment of the fees due in connection with receipt the license for the functioning of the stations of the Service, of the telecommunications supervision fee corresponding to the stations to be installed, for purposes of receiving the licenses for the functioning of the stations, as well as the supervision fee with respect to the current year.

Clause Fifteen: JURISDICTION

      15.1. This Agreement and all questions arising in connection with its interpretation and legal relations between the parties in connection herewith shall be governed and construed in accordance with the substantive law of Brazil.

      15.2. All disputes and differences arising from or in connection with this Agreement, or in relations between the parties with respect to the subject matter hereof, shall be finally settled by binding arbitration in accordance with the Rules for Conciliation and Arbitration of the International Chamber of Commerce (ICC) by three arbitrators appointed in accordance with said Rules. The place of arbitration shall be New York, New York, and the arbitration proceedings shall be conducted in English.

      15.3. If for any reason, notwithstanding the international character of this Agreement and the diverse nationalities of the shareholders in the companies parties to the same, the preceding clause 15.2. should not be applied or be held invalid by any court in Brazil or in the United States of America, the parties specifically agree that any dispute or controversy relating to this Agreement or otherwise described in clause 15.2. shall be decided solely and exclusively by the competent courts of the State of New York, United States of America.

Clause Sixteen: REFORMATION

      16.1. If any competent governmental body or authority should amend or clarify the law, rules, regulations or policies, or if any court should interpret any law, regulation or policy in a manner that would materially adversely affect the rights or obligations of the parties under this Agreement, then the parties hereto shall promptly negotiate using their best efforts and in good faith to reform and amend this Agreement so as to effectuate as nearly as reasonably possible the intention of the parties expressed in this Agreement. No party shall take any action that contributes to such amendment, clarification or interpretation without the prior written consent of the other party. Only in the event the parties are unable to reach the agreement with respect to the appropriate action to be taken shall the offending provision(s) be stricken from this Agreement and the remainder of the Agreement shall be enforced to the greatest extent permitted by law.

      16.2. In what specially regards the provision of Subscribers Agreements, the parties hereto commit themselves to use their best efforts to maintain permanently updated information concerning the most recent regulamentary standards or otherwise recommended by the Ministry of Communications, to which the Operator shall, as it deems necessary, consult the Ministry of Communications. It is incumbent to the Operator to update and develop the proposals of model or standards considered to be the most adequate to the business conditions, always observing the above mentioned regulamentary or ministerial criterias.

      16.3. As a condition to the best performance of its obligations and to assume its continuous representation before the Ministry of Communications the PERMISSION HOLDER shall grant a power-of-attorney to persons chosen by mutual agreement with the OPERATOR, conferring upon them the necessary powers.

Clause Seventeen: GENERAL PROVISIONS

      17.1. This Agreement can only be amended with the express consent of both parties, by means of a written instrument executed by both parties.

      17.2. So as to avoid eventual conflicts of interest, the PERMISSION HOLDER shall not directly assign or negotiate away any interest in, or negotiate any matters related to, this Agreement, or the Permissions.

      17.3. All publicity and marketing material prepared by the OPERATOR or the PERMISSION HOLDER within the scope of this Agreement shall be the property of the OPERATOR.

      17.4. The PERMISSION HOLDER and the OPERATOR reciprocally undertake to inform one another, of any and all operational or technical measure, or any other action, especially before the Public Administration, which may adversely affect the activities of either of them, within the scope of the rights and obligations arising from this Agreement.

      17.5. All communications under this Agreement shall be in writing and shall be delivered by hand, internationally recognized air courier or facsimile transmission, charges prepaid:

            (i) if to the OPERATOR, at Rua Alexandre Dumas, 1711, facsimile number (011) 521 1814, marked for the attention of Mr. Thomas Trynin or Marco Fregenal, or at such other address as the OPERATOR may have furnished in writing to the PERMISSION HOLDER;

            (ii) if to the PERMISSION HOLDER, at Av. Presidente Wilson, 231, 28th floor (part), Rio de Janeiro, R.J., facsimile number
                  (021) 240-9575, marked for the attention of Mr. Daniel Valente Dantas, or at such other address as the PERMISSION HOLDER may have furnished in writing to the OPERATOR.

      17.6. No party to this Agreement shall, by virtue of having entered into this Agreement, be deemed to be the legal representative or agent of any other party, and no party shall have the right or authority to approve, create, or incur any liability or any obligation of any kind, express or implied, against or in name of or on behalf of any other party, except to the extent otherwise expressly provided in this Agreement.

      17.7. Specifically concerning the reciprocal commercial positions of the Parties, it is their intention, in accordance with Ordinance number 257/91, of October 23, issued by the Ministry of Communications, that the OPERATOR is not an agent of the PERMISSION HOLDER, but a reseller of the Services.

      17.8. This Agreement constitutes the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior agreements or understandings with respect to the subject matter hereof among such parties.

      17.9. The authoritative text of this Agreement shall be the English text.

In witness whereof, the parties have caused this Agreement to be duly executed in 03 (three) counterparts of equal content and form, in the presence of the two witnesses below.

                         Sao Paulo, December 11th, 1996


                    /s/ Eduardo Penido Monteiro
                   -------------------------------------------
                        MULTIPONTO TELECOMUNICACOES LTDA.
                             Eduardo Penido Monteiro
                                attorney-in-fact


                    /s/ Thomas Crane Trynin
                    /s/ Marco Antonio Fregenal
                   -------------------------------------------
                          PAGING NETWORK DO BRASIL S.A.
                   Thomas Crane Trynin  Marco Antonio Fregenal
                         Officer              Officer

WITNESSES:


1.    /s/ Roberto Duque Estrada
      --------------------------
      Roberto Duque Estrada
      OAB/RJ 80.668
      CPF/MF 016.468.087-03


2.    /s/ Maria Gabriela Campos da Silva
      -----------------------------------
      Maria Gabriela Campos da Silva
      OAB/RJ 84.606-E
      CPF/MF 016.706.607-29